UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☑ Soliciting Material Pursuant to §240.14a-12

Motient Corporation

(Name of Registrant as Specified In Its Charter)

Highland Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

     On February 14, 2006, Highland Capital Management, L.P. (“Highland”) issued a press release relating to Motient Corporation (the “Company”). A copy of the press release is filed herewith as Exhibit 2.
      On February 14, 2006, James D. Dondero provided a letter to the Board of Directors of the Company (the “Board”) announcing, and notifying the Board of, his resignation as a director of the Company, effective immediately. A copy of the letter is attached hereto as Exhibit 3.
     HIGHLAND STRONGLY ADVISES ALL SECURITY HOLDERS OF THE COMPANY TO READ ITS PROXY OR CONSENT STATEMENT WHEN AND IF IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY OR CONSENT SOLICITATION. INVESTORS CAN GET THE PROXY OR CONSENT STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, FOR FREE AT THE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, ANY SUCH PROXY OR CONSENT STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, WILL BE AVAILABLE FOR FREE FROM THE PARTICIPANTS BY CONTACTING HIGHLAND’S SOLICITOR, D.F. KING & CO., INC., AT ITS TOLL-FREE NUMBER: (888) 886-4425, OR BY COLLECT CALL AT (212) 269-5550.
     INFORMATION CONCERNING THE IDENTITY OF THE POTENTIAL PARTICIPANTS IN ANY SUCH POTENTIAL PROXY OR CONSENT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN EXHIBIT 1 HERETO. Security holders of the Company can also obtain information concerning the identity of the potential participants in any such potential proxy or consent solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free by contacting Highland’s solicitor, D.F. King & Co., Inc., at its toll-free number: (888) 886-4425, or by collect call at (212) 269-5550.

EXHIBIT 1
POTENTIAL PARTICIPANTS
     The potential participants in any potential proxy or consent solicitation (the “Participants”) may include the following: Highland Capital Management, L.P. (“Highland”); Highland Capital Management Services, Inc. (“HCMS”); Highland Crusader Offshore Partners, L.P. (“Crusader”); Highland Crusader Fund GP, L.P. (“Crusader Fund GP”); Highland Crusader GP, LLC (“Crusader GP”); Highland Equity Focus Fund, L.P. (“HEFF”); Highland Equity Focus Fund GP, L.P. (“HEFF Fund GP”); Highland Equity Focus GP, LLC (“HEFF GP”); Highland Legacy Limited (“Legacy”); Highland Select Equity Fund, L.P. (“HSEF”); Highland Select Equity Fund GP, L.P. (“HSEF Fund GP”); Highland Select Equity GP, LLC (“HSEF GP”); PAMCO Cayman, Limited (“PAMCO”); Prospect Street High Income Portfolio, Inc. (“PSH”); Prospect Street Income Shares Inc. (“PSI”); Strand Advisors, Inc. (“Strand”); and James D. Dondero.
     Highland is a Delaware limited partnership and investment adviser registered under the Investment Advisers Act of 1940 principally engaged in the business of acting as investment adviser to various entities, including Crusader, Legacy, PAMCO, PSH, and PSI. Pursuant to management agreements between Highland and each of Crusader, Crusader Fund GP, Crusader GP, HEFF, HEFF Fund GP, HEFF GP, Legacy, HSEF, HSEF Fund GP, HSEF GP, and PAMCO, Highland exercises all voting and dispositive power with respect to securities held by Crusader, HEFF, Legacy, HSEF, and PAMCO. Strand is a Delaware corporation principally engaged in the business of serving as the general partner of Highland. Strand is wholly owned by Mr. Dondero. Mr. Dondero is a citizen of the United States principally engaged in the business of serving as the President and a director of HCMS, PSH, PSI, and Strand. Mr. Dondero was a director of Motient Corporation (the “Company”). Mr. Dondero resigned as a director of the Company, effective as of February 14, 2006.
     HCMS is a Delaware corporation principally engaged in the business of purchasing, holding and selling securities for investment purposes.
     Crusader is a Bermuda exempted limited partnership principally engaged in the business of purchasing, holding and selling securities for investment purposes. Crusader Fund GP is a Delaware limited partnership principally engaged in the business of serving as the general partner of Crusader. Crusader GP is a Delaware limited liability company principally engaged in the business of serving as the general partner of Crusader Fund GP. Crusader GP is wholly owned by Highland.
     HEFF is a Delaware limited partnership principally engaged in the business of purchasing, holding and selling securities for investment purposes. HEFF Fund GP is a Delaware limited partnership principally engaged in the business of serving as the general partner of HEFF. HEFF GP is a Delaware limited liability company principally engaged in the business of serving as the general partner of HEFF Fund GP. HEFF GP is wholly owned by Highland.

     Legacy is a Cayman Islands exempted limited liability company principally engaged in the business of purchasing, holding and selling securities for investment purposes.
     HSEF is a Delaware limited partnership principally engaged in the business of purchasing, holding and selling securities for investment purposes. HSEF Fund GP is a Delaware limited partnership principally engaged in the business of serving as the general partner of HSEF. HSEF GP is a Delaware limited liability company principally engaged in the business of serving as the general partner of HSEF Fund GP. HSEF GP is wholly owned by Highland.
     PAMCO is a Cayman Islands exempted limited liability company principally engaged in the business of purchasing, holding and selling securities for investment purposes.
     PSH is a Maryland corporation and closed-end mutual fund registered under the Investment Company Act of 1940 principally engaged in the business of purchasing, holding and selling securities for investment purposes.
     PSI is a Maryland corporation and closed-end mutual fund registered under the Investment Company Act of 1940 principally engaged in the business of purchasing, holding and selling securities for investment purposes.
     Certain of the Participants hold direct or indirect interests in the Company as follows: PSH owns 1,155,224 shares of common stock; PSI owns 111,940 shares of common stock; Legacy owns 223,880 shares of common stock; PAMCO owns 223,880 shares of common stock; HSEF owns 119,283 shares of common stock (including 10,939 shares that may be acquired upon exercise of outstanding warrants); HEFF owns 1,518,779 shares of common stock (including 164,089 shares that may be acquired upon exercise of outstanding warrants and 54,545 shares that may be acquired upon conversion of outstanding preferred stock); HCMS owns 182,748 shares of common stock (all of which may be acquired upon conversion of outstanding preferred stock); Crusader owns 5,352,497 shares of common stock (including 912,514 shares that may be acquired upon exercise of outstanding warrants and 2,345,694 shares that may be acquired upon conversion of outstanding preferred stock); Highland owns 117,281 shares of common stock (all of which may be acquired upon conversion of outstanding preferred stock); and James D. Dondero owns 18,814 shares of common stock. Highland and Strand (which serves as the general partner of Highland) may be deemed to beneficially own 8,822,764 shares of common stock. James D. Dondero, who serves as the sole director of Strand, may be deemed to beneficially own 9,024,326 shares of common stock. Crusader Fund GP (which serves as the general partner of Crusader) and Crusader GP (which serves as the general partner of Crusader Fund GP) may be deemed to beneficially own 5,352,497 shares of common stock (including 912,514 shares that may be acquired upon exercise of outstanding warrants and 2,345,694 shares that may be acquired upon conversion of outstanding preferred stock). HEFF Fund GP (which serves as the general partner of HEFF) and HEFF GP (which serves as the general partner of HEFF Fund GP) may be deemed to beneficially own 1,518,779 shares of common stock (including 164,089 shares that may be acquired upon exercise of outstanding warrants and 54,545 shares that may be acquired upon conversion of outstanding preferred stock). HSEF Fund GP (which serves as the general partner of HSEF) and HSEF GP (which serves as the general partner of HSEF Fund GP) may be deemed to beneficially own 119,283 shares of common stock (including 10,939 shares that may be acquired upon exercise of outstanding warrants).

EXHIBIT 2
PRESS RELEASE
For Immediate Release
HIGHLAND CAPITAL MANAGEMENT, L.P.
ANNOUNCES INTENTION TO PURSUE BOARD OF DIRECTOR CHANGES AT
MOTIENT CORPORATION
     Dallas, Texas, February 14, 2006 — Highland Capital Management, L.P. (“Highland”) announced today that it intends to nominate a slate of new directors for election to the Board of Directors of Motient Corporation (PINK: MNCP.PK) (the “Company”).
     For months, Highland and James D. Dondero, a director of the Company and a principal of Highland, have been concerned by actions taken by the Company’s other directors. Highland believes that these directors have disregarded their fiduciary duties to the stockholders of the Company and consistently failed to manage the business and affairs of the Company in accordance with proper corporate governance practices, including in connection with the decision of these directors to pursue transactions with questionable benefits to the stockholders. Highland is presently pursuing derivative litigation in the Delaware courts on behalf of the Company against these directors that seeks redress for several alleged breaches of fiduciary duty by these directors. With growing frustration, Highland and other stockholders of the Company have witnessed a trail of continued mismanagement by these directors, as evidenced by the following events over just the past year:
•	The disclosure in the Company’s 2004 Annual Report of material weaknesses in financial controls related to information security and lack of oversight.

•	The apparent disclosure inadequacies that have been delineated by multiple amended SEC filings.

•	A flawed preferred stock issuance in April 2005 that the Company attempted to correct in a subsequent Certificate of Correction and then an exchange offer.
     Additionally, the Company recently announced that it has abandoned a previously announced “roll-up” transaction involving Mobile Satellite Ventures, L.P. and TerreStar Networks Inc. Highland had maintained that this transaction was not in the best interests of the stockholders of the Company for several reasons, including the perceived flawed valuation methodology that had been used to value the Company’s assets and the contemplated unjust enrichment that would inure to the benefit of certain insiders and directors. Although the Company’s management has now provided sketchy details about yet another possible transaction, there can be no assurance that the Company can effectuate a transaction that maximizes stockholder value and is consistent with sound business judgment and in accord with the required fiduciary duties.

     Because of his loss of confidence in current management and the other members of the Company’s Board of Directors, James D. Dondero also announced today that he has resigned his position as director of the Company, effective immediately.
     Highland believes a new Board composed of qualified and predominantly independent individuals, free of any actual or perceived conflicts of interest, can implement the desperately needed proper process and establish integrity and a new strategic focus for the Company. Highland also believes that the Board’s continuing missteps can only be cured by electing new directors.
     To this end, Highland intends to nominate and support highly qualified individuals for election to an entirely new Board of the Company, including individuals who are independent of Highland and the Company under the requirements of The Nasdaq Stock Market. Highland hopes and believes that a slate of highly-qualified individuals, if elected, would improve the Company’s corporate governance practices and enhance stockholder value.
     Highland has retained the services of D.F. King & Co., Inc. to act as a solicitor in connection with any solicitation that Highland pursues with respect to the election of directors of the Company.
Contact:
Thomas Clohesy, TMC Communications, LLC
(212) 792-5673
thomas.clohesy@tmccommunications.com
     HIGHLAND STRONGLY ADVISES ALL SECURITY HOLDERS OF THE COMPANY TO READ ITS PROXY OR CONSENT STATEMENT WHEN AND IF IT BECOMES AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY OR CONSENT SOLICITATION. INVESTORS CAN GET THE PROXY OR CONSENT STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, FOR FREE AT THE COMMISSION’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, ANY SUCH PROXY OR CONSENT STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS, WHEN AND IF AVAILABLE, WILL BE AVAILABLE FOR FREE FROM THE PARTICIPANTS BY CONTACTING HIGHLAND’S SOLICITOR, D.F. KING & CO., INC., AT ITS TOLL-FREE NUMBER: (888) 886-4425, OR BY COLLECT CALL AT (212) 269-5550.
     INFORMATION CONCERNING THE IDENTITY OF THE POTENTIAL PARTICIPANTS IN ANY SUCH POTENTIAL PROXY OR CONSENT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY HIGHLAND ON FEBRUARY 14, 2006. Security holders of the Company can also obtain information concerning the identity of the potential participants in any such potential proxy or consent solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free by contacting Highland’s solicitor, D.F. King & Co., Inc., at its toll-free number: (888) 886-4425, or by collect call at (212) 269-5550.
* * * * *
     Based in Dallas, Texas, and with offices in New York and London, Highland Capital Management, L.P. is a registered investment adviser specializing in credit and alternative investment investing. Highland Capital currently manages over $20 billion in leveraged loans, high yield bonds, equities, structured products and other credit-sensitive assets for banks, insurance companies, pension plans, foundations and high net worth individuals.

EXHIBIT 3
February 14, 2006
To: The Board of Directors of Motient Corporation
     I have lost confidence in current management and the other members of the Board of Directors of Motient Corporation and believe that the actions being taken by management and other members of the Board do not serve the best interests of all stockholders. As a result, I am left with no choice but to resign from the Board of Directors of Motient Corporation, effective immediately. Because I continue to believe that the Company has great potential, Highland Capital Management, L.P. is announcing today its intention to propose a group of highly-qualified and predominantly independent directors to replace the existing Board of Directors.

Sincerely,
/s/ James D. Dondero
James D. Dondero